THIRD AMENDMENT AGREEMENT

THIS THIRD AMENDMENT AGREEMENT (this “Amendment”), dated as of June 18, 2007, is among RENAISSANCERE HOLDINGS LTD. (the “Borrower”), the Lenders listed on the signature pages hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as LC Issuer and BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders.

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Second Amended and Restated Credit Agreement dated as of August 6, 2004 (as amended and supplemented to date, the “Credit Agreement”);

WHEREAS, the parties hereto wish to amend the Credit Agreement as hereinafter set forth;

NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual agreements herein contained, hereby agree as follows:

Section 1. Credit Agreement Definitions. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise defined herein.

Section 2. Amendments To Credit Agreement. Effective on (and subject to the occurrence of) the Third Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a) Section 7.10 of the Credit Agreement is amended in its entirety to read as follows:

Section 7.10 Dividends, etc. Not, and not permit its Subsidiaries to, (a) declare or pay any dividends on any of its capital stock (other than pro rata payments of dividends by a Subsidiary to the Borrower and such Subsidiary’s other shareholders), (b) purchase or redeem any capital stock of the Borrower or any Subsidiary or any warrants, options or other rights in respect of such stock (other than the pro rata purchase or redemption by a Subsidiary of its capital stock, warrants, options or other rights in respect of such stock and redemptions by RIHL of its redeemable preference shares), (c) purchase or redeem or prepay, prior to its scheduled payment date, any Debt (other than the Credit Extensions), or (d) set aside funds for any of the foregoing (collectively “Restricted Payments”); except that (i) the Borrower may declare or pay any Restricted Payment described in clauses (a), (b) or (c) above provided no Default or Event of Default has occurred and is continuing on the date of such declaration or payment or would result therefrom, (ii) the Borrower may pay dividends on any of its preference shares provided no Event of Default under Section 7.1 [Debt to Capital Ratio], Section 7.2 [Net Worth/Renaissance Net Worth], Section 8.1(a) [Non-Payment of Loan]or Section 8.1(b) [Non-Payment of Interest, Fees, etc.] and no Default or Event of Default under Section 8.1 (e) [Bankruptcy, Insolvency, etc.] has occurred and is continuing on the date of such declaration or payment, and (iii) any Insurance Subsidiary may pay any

Restricted Payment described in clause (b) above on a non prorata basis provided no Default or Event of Default has occurred and is continuing on the date of such payment.

(b) Schedules 5.1, 5.2, 5.3, 5.4, 5.11, 5.14, 5.15 and 7.7 to the Credit Agreement are deleted and Schedules 5.1, 5.2, 5.3, 5.4, 5.11, 5.14, 5.15 and 7.7 attached hereto are substituted therefor.

Section 3. Representation and Warranties. In order to induce the Lenders, the LC Issuer and the Administrative Agent to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders, the LC Issuer and to the Administrative Agent that after giving effect to the amendments in Section 2 hereof:

(a) no Default or Event of Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment; and

(b) the representations and warranties of the Borrower contained in Article 5 (other than Section 5.4) of the Credit Agreement, as updated by the revised Schedules to the Credit Agreement attached hereto and replacing the existing schedules in their entirety, are true and correct in all material respects as of the date hereof, with the same effect as though made on and as of such date (except where such representation or warranty speaks as of a specified date).

Section 4. Conditions to Effectiveness. The amendments set forth in Section 2 hereof shall become effective on the date (the “Third Amendment Effective Date”) when the Administrative Agent shall have received four counterparts of this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders.

Section 5. Reaffirmation of Loan Documents. From and after the date hereof, each reference to the Credit Agreement that appears in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. As amended hereby, the Credit Agreement is hereby reaffirmed, approved and confirmed in every respect and shall remain in full force and effect.

Section 6. Counterparts; Effectiveness. This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

Section 7. Governing Law; Entire Agreement. This Amendment shall be deemed a contract made under and governed by the laws of the State of New York. This agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.

Section 8. Loan Document. This Amendment is a Loan Document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

RENAISSANCERE HOLDINGS LTD.
By:	/s/ Fred R. Donner
Title: Chief Financial Officer

BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent and Lender
By:	/s/ Debra Basler
Title: Senior Vice President

THE BANK OF N.T. BUTTERFIELD & SON LIMITED.
By:
Title:

THE BANK OF NEW YORK
By:
Title:

BARCLAYS BANK PLC
By:	/s/ Esther Carr
Title: Manager

CITIBANK, N.A.
By:	/s/ Michael Taylor
Title: Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as LC Issuer and Lender
By:	/s/ illegible
Title: Managing Director

By:	/s/ Michael (illegible)
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ David (illegible)
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Mary K. Young
Title: Senior Vice President

MELLON BANK, N.A.
By:
Title:

UBS LOAN FINANCE LLC
By:	/s/ Richard L. Tavrow
Title:	Director

By:	/s/ David B. Julie
Title:	Associate Director

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ William R. Goley
Title:	Director